Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, HSBC Debenture-Backed Series 2003-4
*CUSIP:    21988G296       Class     A-1
           21988GCG9       Class     A-2A
           21988GCH7       Class     A-2B

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2008.

INTEREST ACCOUNT
----------------


Balance as of   July 16, 2007.....                                        $0.00
         Scheduled Income received on securities.....             $2,014,344.00
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$1,748,562.50
         Distribution to Class A-2A Holders.....                   -$265,781.50
         Distribution to Class A-2B Holders.....                         -$0.00
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.00
Balance as of         January 15, 2008.....                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   July 16, 2007.....                                        $0.00
         Scheduled principal payment received on securities.....          $0.00

LESS:
       Distribution to Holders.....                                      -$0.00
Balance as of   January 15, 2008.....                                     $0.00


                UNDERLYING SECURITIES HELD AS OF January 15, 2008

           Principal
             Amount                      Title of Security
           ---------                     -----------------
          $55,954,000       Republic New York Corporation, predecessor to HSBC
                            USA Inc. 7.20% Subordinated Debentures due July 15,
                            2097
                            *CUSIP:        760719BH6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.